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[CRL LOGO]    NEWS RELEASE     NEWS RELEASE     NEWS RELEASE     NEWS RELEASE
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                                        DATE:                  November 13, 1997

                                        CONTACT:        At Central Reserve Life:
                                                                  Fred Lick, Jr.
                                                       Chairman, President & CEO
                                                                  (216) 572-2400

                                                              Frank Grimone, CFO
                                                                  (216) 572-2400

                                                         At SM Berger & Company:
                                                                 Anne S. Babcock
                                                                  (216) 464-6400






FOR IMMEDIATE RELEASE


                   CENTRAL RESERVE LIFE CORPORATION ANNOUNCES
                AGREEMENT IN PRINCIPAL TO SELL STOCK AND REPORTS
               1997 THIRD-QUARTER AND NINE-MONTH FINANCIAL RESULTS

Strongsville, Ohio, (November 13, 1997) -- Central Reserve Life Corporation (Nasdaq: CRLC) today announced an agreement in principal to sell stock and reported financial results for the third quarter and nine-month period that ended September 30, 1997.

The Board of Directors approved entry by the Company into an agreement in principal (the "Agreement") to sell 5,000,000 shares of unregistered stock at a price of $5.50 per share and warrants to acquire up to 2,500,000 shares at a price of $6.50 per share, for gross proceeds of $27,500,000 to a group of private investors which have formed a new vehicle for such investment, Strategic Acquisition Partners, LLC ("Strategic Partners"). Proceeds would be used to pay off the $5.2 million bank loan, to fund transaction expenses and to contribute approximately $22 million to the Company's insurance subsidiary, Central. The transaction is subject to negotiation and execution of definitive agreements, approval of financing of the purchase by the lender to Strategic Partners and regulatory approvals. Shareholder approval of the issuance is required under the rules of the Nasdaq Stock Market, although the Company may seek a waiver of such requirement from the NASD. The transaction is anticipated to close in the first quarter of 1998. The Agreement also provides for an interim loan of $20 million to provide capital to Central prior to December 31, 1997, following execution of definitive agreements concerning the share issuance.

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     CENTRAL RESERVE LIFE - 17800 Royalton Road - Strongsville, Ohio 44136
                                 (216) 572-2400


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CENTRAL RESERVE LIFE CORPORATION
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For the 1997 third quarter, premiums declined 5.0 percent to $62,743,584 from
$66,048,280 for the comparable quarter last year. The combination of lower premiums and a run-off of claims on accounts that terminated coverage led to a net loss for the 1997 third quarter of $4,431,494, or $1.06 per share, compared with a net loss of $1,665,339, or $0.40 per share, for the 1996 third quarter.

For the first nine months of 1997, premiums rose 1.2 percent to $194,863,725, from $192,556,133 for the corresponding period in 1996. The Company reported a net loss for the year-to-date period of $9,807,618, or $2.35 per share, compared with a net loss of $7,733,924, or $1.83 per share, for the first nine months of 1996.

"While our performance through the first three quarters of 1997 has been a disappointment primarily because of terminations of blocks of business that were not generating a profit with a corresponding loss of premiums, we are making progress on our plan to restore the financial strength of this Company," stated Fred Lick, Jr., Central Reserve's Chairman, President and Chief Executive Officer. "With the series of rate increases that were instituted beginning in April 1996 and a program focused on converting older blocks of business to newer, updated plans, we are building a stronger book of business that more accurately reflects the associated risks. In the process, however, a number of accounts have elected to terminate with us, and we paid the run-off claims on these terminated accounts with no corresponding premium income. In addition, premium growth has been restricted by the uncertainty associated with the new Kennedy-Kassebaum legislation, which became effective July 1, 1997."

Commenting on the announcement that Central Reserve has entered into an agreement in principal with Strategic Partners, Mr. Lick added, "We are pleased that we have reached an agreement in principal to fund the restoration of the financial strength of the Company and return its adjusted capital to required levels."

                  NET CERTIFICATES IN FORCE DECLINE TO 104,701

Net certificates in force at September 30, 1997, were 104,701, down 11,603, or ten percent, from December 31, 1996. New certificates issued during the first nine months of 1997 totaled 22,692, down 26 percent from the 30,567 issued during the same period last year. Lapses were up 38 percent to 34,295 from 24,835 for the first nine months of 1996. The increase in the lapse rate was primarily the result of the aforementioned rate renewal actions and the conversion program.

            RESERVES AND ACCRUALS FOR FUTURE CLAIMS INCREASE SLIGHTLY

Reserves and accruals for future claims were $77,247,988 at September 30, 1997, a slight increase from $76,650,884 at December 31, 1996. Policy benefits, claims, losses and settlement expenses for the 1997 third quarter were $50,496,272, down from the $51,667,307 reported for the comparable quarter last year. The incurred loss ratio for the three months that

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CENTRAL RESERVE LIFE
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ended September 30, 1997, was 80.5 percent on lower premiums, compared with 78.2 percent for the 1996 third quarter. For the first nine months of 1997, the incurred loss ratio was 79.7 percent, compared with 79.6 percent for the same period one year earlier. The Company incurred and paid a larger-than-anticipated number of prior-year claims during the first three quarters of 1997. Since December 31, 1996, the inventory of claims has been reduced and claim turn-around time has improved.

          TOTAL OPERATING EXPENSES INCREASE AS A PERCENTAGE OF PREMIUMS

Total operating expenses, expressed as a percentage of premiums, increased in comparisons of the three- and nine-month periods. Commissions declined in absolute dollars for the 1997 third quarter and were up slightly for the year-to-date period. As a percentage of premiums, commissions were 13.6 percent and 13.7 percent for the third quarter and first nine months of 1997, compared with 13.9 percent and 13.8 percent for the corresponding periods in 1996. Other operating expenses increased in absolute dollars and as a percentage of premiums in quarterly and year-to-date comparisons. For the 1997 third quarter and nine-month period, other operating expenses as a percentage of premiums were
14.8 percent and 14.2 percent, respectively, compared with 13.6 percent and 14.0 percent for same periods in 1996.

                    SHAREHOLDERS' EQUITY TOTALS $12.7 MILLION

Shareholders' equity totaled $12,717,798 at September 30, 1997. A net loss for the first nine months of 1997 of $9,807,618, or $2.35 per share, contributed to the decline in shareholders' equity from $21,467,797 at December 31, 1996. In accordance with SFAS 115, the Company reported net unrealized holding gains at September 30, 1997, of $668,482 to reflect the reporting of certain investments at fair market value relative to amortized cost. Net unrealized losses at December 31, 1996, were $247,637. Book value per share at September 30, 1997, was $3.03 ($2.87 before unrealized gains), compared with $5.18 ($5.24 before unrealized losses) at December 31, 1996.

This news release contains certain forward looking statements with respect to the financial condition, results of operations and business of the Company. Such forward looking statements are subject to inherent risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, rising health care costs, business conditions and competition in the managed care industry, developments in health care reform and other regulatory issues.

Central Reserve Life Corporation, through its Ohio-domiciled life insurance company, Central Reserve Life Insurance Company (CRL), specializes in meeting the insurance needs of small to mid-size businesses and individuals. Among the products CRL offers are life insurance, annuities, accident and health insurance, short-term major medical and long-term disability.

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